Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 2-83780, 2-81019, 2-60469, 33-42536, 33-42997, 3365077, 33-54045, 333-40991, 333-55667, 333-55669, 333-57774, 333-147057, and 333-147059) of Carpenter Technology Corporation of our report dated August 17, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 17, 2010